Exhibit 5.2

To:	WPP Finance 2010	Allen & Overy LLP
	27 Farm Street	One Bishops Square
	London	London E1 6AD United Kingdom
W1J 5RJ
		Tel	+44 (0)20 3088 0000
		Fax	+44 (0)20 3088 0088

Our ref	MCTH/KERF/0016432-0000604 ICM:18324324.5

6 November 2013

WPP Finance 2010

Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as English counsel to WPP Finance 2010, a private unlimited liability company organized under the laws of England and Wales (the Issuer), WPP plc, a public company limited by shares in Jersey (WPP), WPP 2005 Limited, a private limited liability company organized under the laws of England and Wales (WPP 2005) and WPP Jubilee Limited, a private limited liability company organised under the laws of England and Wales (WPP Jubilee, and together with WPP and WPP 2005, the Guarantors) in connection with the registration under the U.S. Securities Act of 1933, as amended (the Securities Act) of (i) an indeterminate amount of debt securities of the Issuer (the Notes, which term shall also include the Global Notes (as defined below) except where the context otherwise requires) to be issued pursuant to a base indenture (the Indenture) to be dated on or about 8 November 2013 among the Issuer, the Guarantors, Wilmington Trust, National Association (as trustee) and Citibank, N.A., (as security registrar and principal paying agent) and Citibank N.A., London Branch (as paying agent) and (ii) the guarantees (the Guarantees) of each of the Guarantors of the Notes. The Notes and the Guarantees will be offered from time to time on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act.

1.	SCOPE OF REVIEW AND RELIANCE

For the purposes of this opinion letter, we have reviewed such documents, and made such other investigation, as we have deemed appropriate including without limitation:

(a)	the Memorandum and Articles of Association of the Issuer, certified as being those now in force;

(b)	the Memorandum and Articles of Association of each of WPP 2005 and WPP Jubilee, certified as being those now in force;

(c)	certified copy of the minutes of a meeting of the Board of Directors of the Issuer passed on 6 November 2013;

(d)	certified copy of the minutes of a meeting of the Board of Directors of WPP 2005 passed on 6 November 2013;

(e)	certified copy of the minutes of a meeting of the Board of Directors of WPP Jubilee passed on 6 November 2013;

(f)	certificate from the company secretary of the Issuer as to, inter alia, the resolutions passed at meetings referred to in (c) above and to the effect that there will be no contravention of any borrowing limit to which the Issuer is subject as a result of the issue of the Notes by the Issuer;

(g)	certificate from the company secretary of WPP 2005 as to, inter alia, the resolutions passed at meetings referred to in (d) above and to the effect that there will be no contravention of any borrowing limit to which WPP 2005 is subject as a result of the issue of the Notes and the giving of the Guarantees in respect of the Notes by the Guarantors;

(h)	certificate from the company secretary of WPP Jubilee as to, inter alia, the resolutions passed at meetings referred to in (e) above and to the effect that there will be no contravention of any borrowing limit to which WPP Jubilee is subject as a result of the issue of the Notes and the giving of the Guarantees in respect of the Notes by the Guarantors;

(i)	the Registration Statement on Form F-3 relating to the Notes and the Guarantees (the Registration Statement);

(j)	the Indenture; and

(k)	the forms of the Notes and the Guarantees as set out in the Indenture.

Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is authorised and regulated by the Solicitors Regulation Authority of England and Wales. The term partner is used to refer to a member of Allen & Overy LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen & Overy LLP and of the non-members who are designated as partners is open to inspection at its registered office, One Bishops Square, London E1 6AD.

Allen & Overy LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Athens, Bangkok, Beijing, Belfast, Bratislava, Brussels, Bucharest (associated office), Budapest, Casablanca, Doha, Dubai, Düsseldorf, Frankfurt, Hamburg, Hanoi, Ho Chi Minh City, Hong Kong, Istanbul, Jakarta (associated office), London, Luxembourg, Madrid, Mannheim, Milan, Moscow, Munich, New York, Paris, Perth, Prague, Riyadh (associated office), Rome, São Paulo, Shanghai, Singapore, Sydney, Tokyo, Warsaw and Washington, D.C.

The Indenture, the Notes and the Guarantees are each referred to in this opinion as a Transaction Document and, together, the Transaction Documents.

2.	ASSUMPTIONS

We have assumed that, so far as the laws of every jurisdiction other than England and Wales are concerned, all restrictions, laws, guidelines, regulations or reporting requirements that apply to the Indenture and any issue of Notes and Guarantees thereunder have been complied with and that such laws do not qualify or affect our opinion as set out below.

We have also made the following assumptions, which we have not independently verified or established and on which we express no opinion:

(a)	insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(b)	all signatures on the executed documents which, or copies (whether photocopies, certified copies, facsimile copies or electronic copies) of which, we have examined are genuine and that such copies confirm to the original documents executed;

(c)	each of the parties to the Transaction Documents, other than the Issuer, WPP 2005 and WPP Jubilee, is able lawfully to enter into such Transaction Document;

(d)	the execution and delivery of the Transaction Documents have been or will be duly authorised by each of the parties thereto, other than the Issuer, WPP 2005 and WPP Jubilee, and that such documents have been or will be duly executed and delivered by such parties, other than the Issuer, WPP 2005 and WPP Jubilee;

(e)	each of the parties to the Transaction Documents who is carrying on, or purporting to carry on, any regulated activity in the United Kingdom is an authorised person permitted to carry on that relevant regulated activity or an exempt person in respect of that regulated activity under the Financial Services and Markets Act 2000 (the FSMA) and no such agreement was or will be entered into in consequence of a communication made in breach of section 21(1) of the FSMA;

(f)	the Notes of each tranche will be duly prepared and completed in accordance with the provisions and arrangements contained or described in the Indenture and will be in the form of the Global Notes as provided for and set out in the Indenture;

(g)	the Memorandum and Articles of Association of the Issuer, WPP 2005 and WPP Jubilee which we have examined are those in force and the resolutions of the Board of Directors of the Issuer and the resolutions of the Boards of Directors of WPP 2005 and WPP Jubilee which we have examined were passed at meetings duly convened and held, have not been amended, rescinded, modified or revoked and are in full force and effect and the certifications referred to in 1(a) to (h) above are true and accurate;

(h)	neither the issue of Notes nor the giving of the Guarantees will cause any limit on borrowings to which any of the Issuer, WPP 2005 or WPP Jubilee is subject to be exceeded;

(i)	the absence of any other arrangements between any of the parties to the Transaction Documents which modify or supersede any of their terms;

(j)	the Issuer is neither an authorised person nor an exempt person in relation to the regulated activity of accepting deposits under the FSMA;

(k)	no request will be made to admit any Note to trading on a regulated market situated or operating in the United Kingdom;

(l)	no steps have been, or will be, taken to have the Registration Statement treated as an approved prospectus under section 87H of the FSMA;

(m)	having had regard to all matters they considered relevant (including those set out in section 172 of the Companies Act 2006), the Directors of each of WPP 2005 and WPP Jubilee considered that the giving of the relevant Guarantees would promote the success of WPP 2005 or, as the case may be, WPP Jubilee for the benefit of its members as a whole; and

(n)	all documents presented to us as originals are true and accurate and all documents submitted to us as copies (including faxed copies) conform with the originals and that any documents in draft form which we have examined for the purposes hereof will not change when in final form in such a way as could affect our opinion herein.

3.	LIMITATIONS

Our opinion is confined solely to English law.

The Transaction Documents are expressed to be governed by the laws of the State of New York. We have made no investigation of such laws and do not express or imply any opinion on such laws. In addition, we have assumed that, so far as the laws of the State of New York and US securities laws are concerned, the Transaction Documents constitute or will, on issue in accordance with the Indenture, constitute legal, valid and binding obligations of the Issuer and the Guarantors and that such laws do not qualify or affect our opinion as set out below.

4.	OPINIONS

On the basis of the foregoing, and having regard to such legal considerations as we deem relevant and subject as set out below, we are of the opinion that:

4.1	The issue of the Notes has been duly authorised by the Issuer and, so far as English law is concerned, when (a) the Registration Statement has become effective under the Securities Act and (b) the Notes of each Tranche have been duly executed by the Issuer and authenticated in accordance with the terms of the Indenture and delivered in the manner provided in the Indenture, there is no reason why the obligations assumed by the Issuer under the Notes of each Tranche should not constitute legal, valid, binding and enforceable obligations of the Issuer.

4.2	The giving of a Guarantee has been duly authorised by WPP 2005 and WPP Jubilee and, so far as English law is concerned, when (a) the Registration Statement has become effective under the Securities Act, (b) the Notes of each Tranche have been duly executed by the Issuer and authenticated in accordance with the terms of the Indenture and (c) the Guarantees have been duly executed in accordance with the terms of the Indenture, there is no reason why the obligations assumed by WPP 2005 and WPP Jubilee under the Guarantees should not constitute legal, valid, binding and enforceable obligations of WPP 2005 and WPP Jubilee, respectively.

5.	QUALIFICATIONS

Nothing in this opinion shall be taken as implying that an English court would exercise jurisdiction in any proceedings relating to the Transaction Documents or accordingly that any remedy would be available in England for the enforcement of obligations arising under the Transaction Documents.

This opinion is subject to the following:

(a)	There could be circumstances in which an English court would not treat as conclusive those certificates and determinations which the Transaction Documents state are to be so treated.

(b)	Any provision in the Transaction Documents which involves an indemnity for the costs of litigation is subject to the discretion of the court to decide whether and to what extent a party to litigation should be awarded the costs incurred by it in connection with the litigation.

(c)	Any provision in any agreement or deed which amounts to an undertaking to assume the liability on account of the absence of payment of stamp duty or an indemnity to pay stamp duty may be void.

(d)	As used in this opinion, the term enforceable means that each obligation or document is of a type and form enforced by the English courts. It is not certain, however, that each obligation or document will be enforced in accordance with its terms in every circumstance, enforcement being subject to, inter alia, the nature of the remedies available in the English courts, the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, the fact that claims may be time-barred or subject to defences of set-off or counterclaim, and other principles of law and equity of general application.

(e)	The opinions set out above are subject to (i) all applicable limitations arising from bankruptcy, insolvency, liquidation, administration, reorganisation, moratorium, reconstruction or similar laws and (ii) all applicable general principles of law affecting the rights of contractual parties and/or creditors generally.

(f)	If the performance by the Issuer, WPP 2005 or WPP Jubilee of an obligation under any agreement or deed or the Notes or the Guarantees is contrary to the exchange control regulations of a member of the International Monetary Fund, that obligation may be unenforceable in England by virtue of Article VIII(2)(b) of the International Monetary Fund Agreement (as incorporated into law by the International Monetary Fund Act 1979 and the Bretton Woods Agreements Order in Council SI 1946/36).

(g)	The Registration Statement has been prepared by the Issuer and the Guarantors, which have accepted responsibility for the information contained therein. We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(h)	The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

(i)	There is doubt as to the enforceability in England and Wales of US judgments in respect of civil judgments predicated purely on US securities law.

(j)	No account has been taken in this opinion of the future exercise of powers by the UK Government pursuant to section 5(4) of the Protection of Trading Interests Act 1980.

(k)	Insofar as any obligation under the Transaction Documents is to be performed in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance.

(l)	We express no opinion as to whether specific performance, injunctive relief or any other form of equitable remedy would be available in respect of any obligation of the Issuer or the Guarantors under or in respect of the Transaction Documents.

(m)	Any trust established pursuant to the Indenture may be set aside by an English court if at the time of the relevant deposit the Issuer or either WPP 2005 or WPP Jubilee is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or becomes unable to pay its debts within the meaning of that section as a consequence of the relevant deposit.

This opinion, which shall be construed in accordance with English law, is given to the Issuer in connection with the registration under the Securities Act of the Notes. This opinion is not addressed to the holders of Notes or Guarantees and may not be passed on to, or relied upon by, any holder or any other person for any purpose. You may not give copies of this opinion to others without our prior written permission.

We consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the heading ‘Validity of Securities’ in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

This opinion is given on the basis of English law in force and applied by English courts at the date of this opinion and on the basis that there has been no amendment to, or termination or replacement of, any of the documents examined by us and no change in any of the facts assumed by us for the purposes of giving this opinion. It is also given on the basis that we have no obligation to notify any addressee of this opinion of any change in English law or its application after the date of this opinion.

Yours faithfully,

/s/ Allen & Overy LLP

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